Exhibit 99.1

AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
SECOND QUARTER 2009 FINANCIAL RESULTS

New York, NY – August 12, 2009 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, today announced financial results for the second quarter and six months ended June 30, 2009.

Second Quarter 2009 Highlights:

•
For the three months ended June 30, 2009, the Company reported a net loss attributable to Centerline shareholders(1) of ($1.11) per share, as compared to a net loss of ($0.20) per share for the three months ended June 30, 2008; earnings per share (“EPS”)(1), excluding certain items (primarily non cash), was ($0.23) for the three months ended June 30, 2009, as compared to EPS, excluding certain items (primarily non cash) of ($0.13), for the three months ended June 30, 2008;

•	Cash flow from operations, excluding investments in mortgage loans held for sale, was $1.1 million for the six months ended June 30, 2009;

•
Net loss was driven primarily by: (i) lower business volume and lower interest income in second quarter 2009, as compared to the same period in 2008; (ii) asset impairments in the Commercial Mortgage-Backed Securities (“CMBS”) and High-Yield Debt Funds Centerline manages; (iii) an increase in reserves related to our loss-sharing agreement with Fannie Mae; and (iv) a charge associated with terminating a long-term lease;

•
Centerline paid down the outstanding balance of its senior credit facility debt by $55.5 million to $241.4 million, from 2008 year-end levels of $296.9 million and repaid $6.2 million of the $13.8 million CMBS term loan balance outstanding as of December 31, 2008. Since June 30, 2009 through the date of this press release, Centerline has paid down an additional $9.2 million of its senior credit facility debt;

•	Centerline had direct assets under management (“AUM”)(2) of over $13.6 billion as of June 30, 2009;

•
Centerline originated $234.3 million of multifamily loans on behalf of Fannie Mae and Freddie Mac in the second quarter of 2009, and raised nearly $35.0 million of capital for Affordable Housing tax-credit funds;

•
As of June 30, 2009, the Company’s Fannie Mae and Freddie Mac servicing portfolio had 12 delinquent loans, with an outstanding balance of $61.0 million, representing 0.7% of its $8.7 billion agency servicing portfolio;

•
Although affected by market factors, Centerline’s credit performance in its CMBS special servicing portfolio continued to outperform the market. As of June 30, 2009, Centerline was the named special servicer on a portfolio of $111.1 billion. At that date, $2.8 billion (or 2.51% of the portfolio) was delinquent, compared to an industry average of 3.20%, as reported by Trepp; and

•
On July 4, 2009, Centerline entered into an Authorization Agreement with Island Capital Group (“Island”). Island has the authority to restructure and settle obligations, liabilities and claims against Centerline. Island has until mid-October 2009 to accomplish restructuring agreements with the Company’s creditors and provide a proposal to acquire Centerline’s assets, liabilities and business operations. During that time, Centerline will continue working with its financial advisory firm, Rothschild Inc., which is assisting the Company’s executive management and Board of Trustees with an evaluation of its business and strategic alternatives. As such, the Company may explore alternative transactions with other parties, including a potential sale of Centerline. Refer to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2009 for more detailed information.

(1) See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company shareholders to EPS (excluding certain items (primarily non cash)).
(2) See AUM table and footnotes.

Financial Results

The table below summarizes Centerline’s financial results for the three and six months ended June 30, 2009:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2009	2008	2009	2008
Revenues	$116,855	$129,774	$229,592	$263,961
Revenues as adjusted (1)	$54,742	$66,331	$105,876	$132,540
Expenses	$538,761	$173,957	$859,836	$337,094
Expenses as adjusted(1)	$88,292	$79,018	$168,163	$174,717
Equity loss and other items	$368,758	$41,809	$550,263	$50,169
Equity loss and other items as adjusted(1)	$(19,598)	$10,313	$(17,694)	$19,213
Income tax (provision) benefit	$(130)	$45	$(245)	$(1,004)
Net Loss Attributable to Centerline Shareholders	$(53,278)	$(2,329)	$(80,226)	$(23,968)
Net Loss Attributable to Centerline Shareholders (excluding certain items (primarily non cash))(2)	$(7,367)	$(933)	$(13,540)	$(3,422)
Per Share Data (diluted):
Net Loss Attributable to Centerline Shareholders	$(1.11)	$(0.20)	$(1.74)	$(0.94)
EPS (excluding certain items (primarily non cash))(2)	$(0.23)	$(0.13)	$(0.44)	$(0.28)

(1)	Adjusted to exclude Consolidated Partnerships. See “Adjusted Revenues” and “Selected Financial Data” for a discussion of the use of Adjusted Revenues.
(2)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company Shareholders to EPS (excluding certain items (primarily non cash)).

During the second quarter of 2009, Centerline’s operating results were impacted negatively by: (i) lower business volume and lower interest income compared to the same period in 2008; (ii) asset impairments in the CMBS and High-Yield Debt Funds Centerline manages (Centerline’s share of the impairments is $14.4 million and $22.8 million for the second quarter and six months ended June 30, 2009, respectively); (iii) a $25.3 million impairment on two loans Centerline previously made to a CMBS Fund Partnership; (iv) a $5.4 million increase in the reserve for loss sharing on mortgages originated for Fannie Mae; and (v) a $28.4 million charge associated with terminating a long-term lease.

The reduction in interest income resulted from: (i) lower rates of interest from Centerline’s escrow and collateral accounts due to declining market rates; (ii) non-accrual of interest for the Company’s loan to American Mortgage Acceptance Company (“AMAC”), a publicly-traded REIT Centerline manages but which is developing a plan of liquidation; and (iii) a lower level of income from mortgage revenue bonds as many re-securitized bonds not previously accounted for as sold were deemed to be in 2008 and are no longer included in the Company’s operating results. However, upon sale recognition of those bonds, Centerline recognized additional interest income on the Freddie Mac certificates that it retained as part of the re-securitization transaction.

Fluctuations in fee income resulted from lower tax-credit fund origination volume in the second quarter and first half of 2009, compared to the same periods in 2008, and offset partially by increased collateral management and special servicing fees. While mortgage origination fees also declined in the 2009 periods, total “up-front fees” (including cash gains on sale) increased despite the decline in origination volume.

Interest expense increased 39.1% for the second quarter ended June 30, 2009, as compared to the same period in 2008. The increase was due primarily to the following factors: (i) the increase in fair value of free standing derivatives was smaller in the second quarter of 2009 than in the second quarter of 2008; (ii) net cash payments for derivative contracts was higher in the current year due to lower floating rates. These factors were partially offset by: (i) the lower amount of average corporate debt outstanding; and (ii) lower rates and borrowings for warehousing mortgage loans. Interest expense decreased in the six-month period because the favorable impact of changes in fair value of derivatives was greater in the 2009 year-to-date period and because of the lower amount of average corporate debt outstanding.

Salaries and benefits expense declined 25.0% and 27.0% in the second quarter and six months ended June 30, 2009, respectively, as compared to the same periods in 2008. The decline is primarily attributable to: (i) a reduction in bonus compensation; (ii) lower share-based compensation expense for shares issued in connection with Centerline’s acquisition of ARCap (now Centerline Investors I LLC) in August 2006 as the awards vest or are forfeited; (iii) reduced salaries and benefits expense; and (iv) a decrease in the second quarter (no significant variance in the year-to-date period) in severance expense.

Other general and administrative expenses increased in the 2009 periods due to a  $28.4 million lease termination charge for office space that the Company will not be occupying. Excluding the lease charge, other general and administrative expenses decreased 23.0% and 16.4% in the second quarter and six months ended June 30, 2009, respectively, as compared to the same periods in 2008. The decrease is primarily attributable to: (i) a decrease in professional fees, particularly audit and consulting costs; (ii) lower fund origination expenses associated with Centerline’s tax credit business that correspond with the lower level of fund origination activity; (iii) a decrease in broker commissions related to lower mortgage originations period over period; and (iv) a reduction in overall expenses resulting from the reductions in personnel in April and November 2008 and other cost saving initiatives. These savings were offset partially by higher rent costs in the 2009 period prior to the termination of the lease noted above.

Adjusted Revenues

Centerline’s operating results include the results of Tax Credit Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ), or similar accounting pronouncements, as well as other Tax Credit Fund and Property Partnerships Centerline controls but in which it has little or no equity interest. As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors. The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation, and revenues and expenses of the consolidated partnerships are reflected in the income statement.

Centerline also consolidates a number of funds it manages that invest in CMBS and ReREMIC certificates (“CMBS Fund Partnerships”) and a High-Yield Debt Investment Fund. Centerline maintains an equity interest in each of these funds (typically 5%) and participates in the profits or losses they generate. Adjusted equity income includes the Company’s proportionate share of the profits as well as other allocations for general partner services.

As many of the Company’s revenues are eliminated when consolidating these partnerships, the Company is presenting its revenues adjusted to exclude the impact of consolidation.

The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of enhancing the understanding of the economics of our business, but may not be comparable to figures reported by other companies.

Centerline Holding Company Equity and Adjusted Centerline Holding Company Equity

The Company reported a deficit allocable to Centerline Holding Company shareholders at June 30, 2009 of $942.8 million. The deficit was due primarily to the declining fair values of investments in the funds Centerline manages and consolidated due to FIN46R. Prior to 2009, Centerline’s equity absorbed any of these losses that would reduce the carrying amount of the third-party investors’ interests below zero. As of December 31, 2008, these unrealized losses totaled $894.2 million. Following the adoption of SFAS No. 160, as of January 1, 2009, any further declines in the asset values will reduce the third-party investors’ interests and the Company’s equity will be reduced only by its proportionate share based on its co-investment percentage. However, the $894.2 million previously recognized, will remain in the Company’s deficit balance.

Similar to the presentation described for Adjusted Revenues, Centerline also presents its Centerline Holding Company equity adjusted to exclude the impact of consolidated partnerships (see “Selected Financial Data”). The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses in the Company’s consolidated partnerships, as described above. If the losses were to be realized, Centerline would absorb only the portion corresponding to its co-investment (typically 5%) in earnings. The “as adjusted” amount excludes the unrealized losses in excess of Centerline’s proportionate share.

The table below shows the difference between the total Centerline Holding Company (Deficit) Equity “as reported” and “as adjusted” at June 30, 2009:

(in thousands)
June 30, 2009
Total Centerline Holding Company Deficit, as reported	$(942,774)
Adjustments:
CMBS and High-Yield Debt Fund Partnerships
(Unrealized losses attributable to third-party non-controlling interests prior to the adoption of SFAS 160)	894,174
(Our negative co-investment in these funds)	75,497
Re-securitization of Mortgage Revenue Bonds
(Accumulated other comprehensive income/loss related to those assets which would be de-recognized if sale treatment is obtained)	23,234
Total Centerline Holding Company Equity, as adjusted	$50,131

Centerline Second Quarter and Six Months 2009 Business Groups Activity Summary:

Affordable Housing

	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Capital Raised	(in thousands)
Tax Credit Funds	$34,979	$73,339
Affordable Housing Mortgage Originations(1)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$17,725	$34,348

(1)	The Affordable Housing Group originates and services loans for affordable housing properties via the same agency programs used by our Commercial Real Estate Group.

At June 30, 2009, Centerline’s Affordable Housing Group’s AUM was $9.5 billion.

Commercial Real Estate

	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$216,578	$288,352
Conduit/Other Loan Originations	--	--
Collateralized Debt Obligation (“CDO”) Securities	--	--
High-Yield CMBS Certificates	--	--
Real Estate Equity Investments	--	--
Total	$216,578	$288,352

At June 30, 2009, Centerline’s Commercial Real Estate Group’s AUM was $4.2 billion.

Portfolio Management

As of June 30, 2009, Centerline provided primary servicing for a $20.8 billion loan portfolio, a decrease of 3.0% from the level at March 31, 2009. The decline in the servicing portfolio primarily is a result of asset sales and payoffs. Centerline’s inability to increase the loan portfolio is due to declining securitization activity caused by the disruption in the credit markets that reduced Centerline’s volume of pre-securitization servicing.

In addition, Centerline is the named special servicer on a portfolio of $111.1 billion of CMBS as of June 30, 2009, a decrease of 1.1% from the level as of March 31, 2009. The decline primarily was due to loan payoffs.

Direct Assets Under Management

As of June 30, 2009 and December 31, 2008, Centerline’s direct AUM consisted of the following:

(in millions)	6/30/2009	12/31/2008
Affordable Housing
Tax-Credit Funds(1)(2)	$9,470.3	$9,614.5
Commercial Real Estate
CMBS Funds(1)	1,475.4	1,475.4
High-Yield Debt Fund(1)	535.7	535.7
Joint Venture Equity Funds(1)	180.4	179.4
CDO Asset Management(3)	1,838.5	1,844.6
Third-Party Commercial Loan Portfolio(4)	141.6	550.7
Total	$13,641.9	$14,200.3

(1)	Amounts represent committed and invested equity of investors.
(2)	The decrease is due to the funds that were dissolved during the first half of 2009.
(3)
Excludes $270.9 million of CDO securities owned by CRESS, which are included in the High-Yield Debt Fund total above. In total, Centerline earns fees from managing $2.1 billion of CDOs. Centerline began receiving CDO management fees from managing the AMAC CDO I during the first quarter of 2009 even though Centerline has been managing the AMAC CDO I since November 2006. Previously, Centerline earned management fees directly from AMAC. The December 31, 2008 period includes the AMAC CDO I management fees for comparative periods.

(4)
Centerline earns asset management and other fees on a portfolio of commercial real estate loans owned by a third-party. The decline was primarily due to the disposition of loans in the portfolio. Centerline anticipates this amount to decrease each quarter as it continues to sell assets.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, accessible via the Investor Relations section of the Centerline website at www.centerline.com.

Please contact Centerline’s Investor Relations department at (800) 831-4826 with any questions regarding the Company’s second quarter financial results for the period ended June 30, 2009.

Risk Factors

Please refer to the last page of this press release for a brief discussion regarding the forward-looking nature of the contents of this press release and a summary of risks involved in investing in our Company. These risk factors are more fully detailed in our filing on Form 10-K for the year ended December 31, 2008, and significant updates are detailed in our filing on Form 10-Q for the quarter ended June 30, 2009.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, including institutional debt and equity fund management, mortgage banking and primary and special loan servicing. As of June 30, 2009, Centerline had more than $13.6 billion of assets under management. Centerline is headquartered in New York, New York and has eight offices throughout the United States. For more information, please visit Centerline’s website at http://www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	June 30, 2009
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$100,473	$-	$-	$100,473
Restricted cash	10,811	-	-	10,811
Investments
Available-for-sale	682,559	432,522	(515,966)	599,115
Equity method	7,075	-	-	7,075
Other	84,174	1,530	(2,520)	83,184
Investments in and loans to affiliates	19,727	81,745	-	101,472
Goodwill and other intangible assets, net	342,126	-	572	342,698
Deferred costs and other assets, net	108,564	8,202	(6,027)	110,739
Investments held by Consolidated Partnerships	4,412,789	(4,412,789)	-	-
Other assets of Consolidated Partnerships	1,141,017	(1,141,017)	-	-

Total Assets	$6,909,315	$(5,029,807	$(523,941)	$1,355,567

Liabilities and Equity
Liabilities
Notes payable	$268,457	$-	$-	$268,457
Financing arrangements and secured financing	596,702	-	(535,406)	61,296
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	224,048	13	(1,996)	222,065
Liabilities of Consolidated Partnerships	2,394,646	(2,394,646)	-	-

Total Liabilities	3,757,353	(2,394,633)	(537,402)	825,318

Mezzanine Equity
Redeemable securities	329,428	-	-	329,428

Equity
Centerline Holding Company	(942,774)	979,444	13,461	50,131
Non-controlling interests	3,765,308	(3,614,618)	-	150,690

Total Liabilities and Equity	$6,909,315	$(5,029,807)	$(523,941)	$1,355,567

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	December 31, 2008
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$103,879	$-	$-	$103,879
Restricted cash	10,852	-	-	10,852
Investments
Available-for-sale	539,213	422,042	(343,494)	617,761
Equity method	31,367	-	-	31,367
Other	134,227	1,530	(3,737)	132,020
Investments in and loans to affiliates	19,222	125,155	-	144,377
Goodwill and other intangible assets, net	351,766	-	585	352,351
Deferred costs and other assets, net	135,679	8,369	(6,339)	137,709
Investments held by Consolidated Partnerships	4,997,564	(4,997,564)	-	-
Other assets of Consolidated Partnerships	1,071,354	(1,071,354)	-	-

Total Assets	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

Liabilities and Equity
Liabilities
Notes payable	$358,061	$-	$-	$358,061
Financing arrangements and secured financing	411,413	-	(348,989)	62,424
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	218,580	9,019	(2,044)	225,555
Liabilities of Consolidated Partnerships	2,619,154	(2,619,154)	-	-

Total Liabilities	3,880,708	(2,610,135)	(351,033)	919,540

Mezzanine Equity
Redeemable securities	326,379	-	-	326,379

Equity
Centerline Holding Company	(867,511)	974,780	(1,952)	105,317
Non-controlling interests	4,055,547	(3,876,467)		179,080

Total Liabilities and Equity	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

(in thousands, except per share data)	Three Months Ended June 30,
	2009			2008
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$17,233	7,992	$25,225	$27,176	8,214	$35,390
Fee Income	16,776	11,315	28,091	16,026	11,622	27,648
Other (2)	728	698	1,426	2,511	782	3,293
Revenues of Consolidated Partnerships	82,118	(82,118)	-	84,061	(84,061)	-
Total revenues	116,855	(62,113)	54,742	129,774	(63,443)	66,331

Expenses:
General and administrative:
Salaries and benefits	18,055	-	18,055	24,070	-	24,070
Other	43,183	-	43,183	19,155	-	19,155
Total general and administrative expenses	61,238	-	61,238	43,225	-	43,225
Interest	15,205	-	15,205	10,930	-	10,930
Depreciation and amortization	11,538	-	11,538	11,446	-	11,446
Loss on impairment of assets	311	-	311	13,417	-	13,417
Interest and other expenses of onsolidated Partnerships	450,469	(450,469)	-	94,939	(94,939)	-
Total expenses	538,761	(450,469)	88,292	173,957	(94,939)	79,018
(Loss) income before other (loss) income	(421,906)	388,356	(33,550)	(44,183)	31,496	(12,687)
Equity and other (loss) income, net	(25,879)	(10,507)	(36,386)	(484)	3,375	2,891
Gain from repayment or sale of investments, net	361	-	361	5,966	-	5,966
Other losses from Consolidated Partnerships	(347,291)	347,291	-	(51,877)	51,877	-
Loss before income taxes	(794,715)	725,140	(69,575)	(90,578)	86,748	(3,830)
Income tax (provision) benefit	(130)	-	(130)	45	-	45
Net loss	(794,845)	725,140	(69,705)	(90,533)	86,748	(3,785)
Net loss attributable to non-controlling interests	741,567	(725,140)	16,427	88,204	(86,748)	1,456
Net loss attributable to Centerline Holding Company shareholders	$(53,278)	$-	$(53,278)	$(2,329)	$-	$(2,329)
Dividends for preferred and participating securities (including dividends in arrears)	(5,011)	-	(5,011)	(5,734)	-	(5,734)
Effect of redeemable share conversions	(1,561)	-	(1,561)	(2,100)	-	(2,100)
Net loss for earnings per share calculations	$(59,850)	$-	$(59,850)	$(10,163)	$-	$(10,163)

Net loss per share:
Basic and Diluted	$(1.11)		$(1.11)	$(0.20)		$(0.20)

Weighted average shares outstanding:
Basic and Diluted	53,970		53,970	51,725		51,725

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements and other revenues.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

(in thousands, except per share data)	Six Months Ended June 30,
	2009			2008
	As		As	As		As
	Reported	Adjustments(1)	Adjusted(1)	Reported	Adjustments(1)	Adjusted(1)
Revenues:
Interest income	$35,246	15,992	$51,238	$53,292	15,389	$68,681
Fee Income	31,208	20,252	51,460	33,432	24,411	57,843
Other (2)	1,760	1,418	3,178	4,409	1,607	6,016
Revenues of Consolidated Partnerships	161,378	(161,378)	-	172,828	(172,828)	-
Total revenues	229,592	(123,716)	105,876	263,961	(131,421)	132,540

Expenses:
General and administrative:
Salaries and benefits	37,083	-	37,083	50,801	-	50,801
Other	58,793	-	58,793	36,326	-	36,326
Total general and administrative expenses	95,876	-	95,876	87,127	-	87,127
Interest	33,344	-	33,344	42,803	-	42,803
Depreciation and amortization	23,477	-	23,477	23,347	-	23,347
Loss on impairment of assets	15,466	-	15,466	21,440	-	21,440
Interest and other expenses of Consolidated Partnerships	691,673	(691,673)	-	162,377	(162,377)	-
Total expenses	859,836	(691,673)	168,163	337,094	(162,377)	174,717
(Loss) income before other (loss) income	(630,244)	567,957	(62,287)	(73,133)	30,956	(42,177)
Equity and other (loss) income, net	(32,805)	(12,207)	(45,012)	(2,379)	10,739	8,360
Gain from repayment or sale of investments, net	3,107	-	3,107	796	-	796
Other losses from Consolidated Partnerships	(463,130)	463,130	-	(145,990)	145,990	-
Loss before income taxes	(1,123,072)	1,018,880	(104,192)	(220,706)	187,685	(33,021)
Income tax (provision) benefit	(245)	-	(245)	(1,004)	-	(1,004)
Net loss	(1,123,317)	1,018,880	(104,437)	(221,710)	187,685	(34,025)
Net loss attributable to non-controlling interests	1,043,091	(1,018,880)	24,211	197,742	(187,685)	10,057
Net loss attributable to Centerline Holding Company shareholders	$(80,226)	$-	$(80,226)	$(23,968)	$-	$(23,968)
Dividends for preferred and participating securities (including dividends in arrears)	(10,024)	-	(10,024)	(11,010)	-	(11,010)
Effect of redeemable share conversions	(3,123)	-	(3,123)	(14,020)	-	(14,020)
Net loss for earnings per share calculations	$(93,373)	$-	$(93,373)	$(48,998)	$-	$(48,998)

Net loss per share:
Basic and Diluted	$(1.74)		$(1.74)	$(0.94)		$(0.94)

Weighted average shares outstanding:
Basic and Diluted	53,812		53,812	51,857		51,857

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements and other revenues.

Reconciliation of Net Income (Loss) attributable to
Centerline Holding Company Shareholders to Net Loss (“EPS”)(1)
(in thousands, except per share data)

	Three Months Ended June 30,
	2009		2008
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)

Net loss Attributable to Centerline Holding Company Shareholders	$(53,278)	$(1.11)	$(2,329)	$(0.20)
Certain items (primarily non cash): (3)
Loss on impairment of assets (held on our own account)	311	0.01	13,417	0.26
Our share of losses on impairment of assets held by Consolidated Partnerships (4)	14,407	0.27	2,616	0.05
Non-cash impact of derivatives	(8,143)	(0.15)	(15,042)	(0.29)
Mortgage revenue bonds re-securitized	-	0.00	355	0.01
Impairment of tax credit partnership investments (5)	400	0.01	-	-
Impairment of loan to CMBS Fund Partnership	25,309	0.47	-	-
Lease termination charge	28,434	0.53	-	-
Reserves on Partnership advances, net	814	0.02	211	0.00
Equity losses in AMAC	-	0.00	288	0.01
Non-controlling interest impact of above items	(15,621)	(0.29)	(449)	(0.01)
Net loss Attributable to Centerline Holding Company Shareholders (excluding certain items (primarily non cash))	$(7,367)		$(933)
Effect of redeemable share conversions	1,561	0.03	2,100	0.04
EPS (excluding certain items (primarily non cash))	$(5,806)	$(0.23)	$1,167	$(0.13)

(1)
 We utilize Net Income (Loss) (on a segment basis) and earnings per share (“EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. These results are presented to assist investors in analyzing our performance as they exclude various items recorded in net loss that we believe are not indicative of the operating performance. There is no generally accepted accounting method for computing Net Income (Loss) and EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)	EPS numbers may not add down to the total due to rounding.

(3)	For a detailed description of these items, refer to the Company’s Form 10-Q.

(4)	Represents impact of our co-investment in the CMBS Funds and High-Yield Debt Fund Partnerships.

(5)	Represents write-down of equity interests in tax credit partnerships expected to be sold for less than our carrying value.

Reconciliation of Net Income (Loss) attributable to
Centerline Holding Company Shareholders to Net Loss (“EPS”)(1)
(in thousands, except per share data)

	Six Months Ended June 30,
	2009		2008
		EPS / EPS Impact (diluted) (2)		EPS / EPS Impact (diluted) (2)

Net loss Attributable to Centerline Holding Company Shareholders	$(80,226)	$(1.74)	$(23,968)	$(0.94)
Certain items (primarily non cash): (3)
Loss on impairment of assets (held on our own account)	15,466	0.29	21,440	0.41
Our share of losses on impairment of assets held by Consolidated Partnerships (4)	22,770	0.42	2,709	0.05
Non-cash impact of derivatives	(13,003)	(0.24)	(5,894)	(0.11)
Mortgage revenue bonds re-securitized	-	0.00	7,627	0.15
Impairments of tax credit partnership investments (5)	7,266	0.14	-	-
Impairment loan to CMBS Fund Partnership	25,309	0.47	-	-
Lease termination charge	28,434	0.53	-	-
Reserves on Partnership advances, net	3,164	0.06	337	0.01
Equity losses in AMAC	-	0.00	2,282	0.04
Non-controlling interest impact of above items	(22,720)	(0.42)	(7,955)	(0.15)
Net loss Attributable to Centerline Holding Company Shareholders (excluding certain items (primarily non cash))	$(13,540)		$(3,422)
Effect of redeemable share conversions	3,123	0.06	14,020	0.27
EPS (excluding certain items (primarily non cash))	$(10,417)	$(0.44)	$10,598	$(0.28)

(1)
We utilize Net Income (Loss) (on a segment basis) and earnings per share (“EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. These results are presented to assist investors in analyzing our performance as they exclude various items recorded in net loss that we believe are not indicative of the operating performance. There is no generally accepted accounting method for computing Net Income (Loss) and EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)	EPS numbers may not add down to the total due to rounding.

(3)	For a detailed description of these items, refer to the Company’s Form 10-Q.

(4)	Represents impact of our co-investment in the CMBS Funds and High-Yield Debt Fund Partnerships.

(5)	Represents write-down of equity interests in tax credit partnerships expected to be sold for less than our carrying value.

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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”) and mortgage revenue bonds; risk of loss under mortgage banking loss sharing agreements; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.